Exhibit 99.7

STEREOTAXIS, INC.

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of transferable rights (the “Rights”) to purchase shares of common stock (“Common Stock”) of Stereotaxis, Inc. (“Stereotaxis”) pursuant to the rights offering described and provided for in the Stereotaxis prospectus dated [ — ], 2013 (the “Prospectus”), hereby certifies to Stereotaxis, Broadridge Corporate Issuer Solutions, Inc., as rights agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Rights (as defined in the Prospectus), listing separately below each such exercised Rights (without identifying any such beneficial owner):

	Number of Shares of Common Stock Owned on the Record Date	Rights Exercised

1.

2.

3.

4.

5.

6.

7.

8.

9.

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

[NAME OF NOMINEE]

By:
Name:
Title:

DTC Basic Subscription Confirmation Number(s)